QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.51

FIFTH AMENDMENT TO
THE SABRE INC. LEGACY PENSION PLAN

        FIFTH AMENDMENT TO THE SABRE INC. LEGACY PENSION PLAN (the "Plan") by SABRE INC. (the "Company").

        WHEREAS, the Company maintains The Sabre Inc. Legacy Pension Plan and the trust established thereunder (the "Plan"); and

        WHEREAS, Section 12.1 of the Plan permits the Company to amend the Plan from to time to time; and

        WHEREAS, the Company has delegated to the Benefits Administration Committee the authority to administer and to amend the Plan, as needed; and

        WHEREAS, it is desired that the Plan be amended to (i) effective March 28, 2005, institute a direct IRA rollover for involuntary distributions from $1,000 to $5,000 where a Plan member does not make an election regarding the same, (ii) effective March 28, 2005, include procedures for unclaimed Plan member accounts, and (iii) freeze all future benefit accruals under the Plan effective as of December 31, 2005; and

        NOW, THEREFORE, the Plan is hereby amended to read as follows:

        1.     Effective as of December 31, 2005, the Preamble is amended by adding the following to the end thereof:

        "Notwithstanding any other provision of the Plan, effective as of December 31, 2005, benefit accruals under the Plan shall be frozen and no Credited Service or any increase in Basic Compensation after such date shall be included in calculating a Member's Retirement Benefit. A Member shall continue to earn Credited Service after December 31, 2005 for purposes of determining eligibility for Early Retirement in accordance with Section 5.2. In the event that a Member has not fully vested in his Accrued Benefit as of December 31, 2005, such Member shall continue to earn Vesting Service for purposes of Section 5.5 in accordance with the terms of the Plan."

        2.     Effective as of December 31, 2005, the definition of "Accrued Benefit" in Article II, Section 2.1(a) of the Plan shall be amended by adding the following sentence to the end thereof:

        "Notwithstanding anything in the Plan to the contrary, no further benefits shall accrue after December 31, 2005 and any Retirement Benefit calculated pursuant to Article VI shall not exceed the benefits accrued as of such date. Furthermore, any reference in the Plan to a Member's "Accrued Benefit" shall mean the Member's Accrued Benefit as of December 31, 2005."

        3.     Effective as of December 31, 2005, the definition of "Credited Service" in Article II, Section 2.1(r) of the Plan shall be amended by adding a new Section 2.1(r)(xi) to the Plan as follows:

        "(xi) Notwithstanding any other provision in the Plan to the contrary, in calculating a Member's Retirement Benefit under the Plan, any Credited Service credited to a Member after December 31, 2005 shall be disregarded."

        4.     Effective as of December 31, 2005, the definition of "Final Average Compensation" in Article II, SEction 2.1(ah) of the Plan shall be amended by adding the a new Section 2.1(ah)(vi) to the Plan as follows:

        "(vi) Notwithstanding any other provision in the Plan to the contrary, in calculating a Member's Retirement Benefit under the Plan, any Basic Compensation earned by a Member after December 31, 2005 shall be disregarded."

        5.     Effective as of December 31, 2005, the definition of "Social Security Benefit" in Article II, Section 2.1(bt) of the Plan shall be amended by adding the following sentence to the end thereof:

        "Notwithstanding the foregoing, a Member in the Plan on December 31, 2005 who is credited with at least one Hour of Service on or after January 1, 2006, shall have his Social Security Benefit determined in accordance with this Section 2.1(bt) as though he retired or terminated employment as of December 31, 2005."

        6.     Effective as of December 31, 2005, Section 6.1 of the Plan shall be amended by adding the following sentence to the end thereof:

        "Notwithstanding the foregoing, effective December 31, 2005, benefit accruals under the Plan shall be frozen and no Credited Service or any increase in Basic Compensation after such date shall be included in calculating a Member's Normal Retirement Benefit."

        7.     Effective as of December 31, 2005, Section 6.3 of the Plan shall be amended by adding the following sentence to the end thereof:

        "Notwithstanding the foregoing, effective December 31, 2005, benefit accruals under the Plan shall be frozen and no Credited Service or any increase in Basic Compensation after such date shall be included in calculating a Member's Late Retirement Benefit."

        8.     Effective as of March 28, 2005, Section 7.6 of the Plan shall be deleted in its entirety and replaced with the following:

        "7.6 Distributions on Termination of Employment for Reasons Other than Retirement. If a Member terminates employment for reasons other than Retirement, and the value of his Vested Retirement Benefit does not exceed Five Thousand Dollars ($5,000), then distribution of such benefit shall be made in accordance with this Section 7.6.

          (a)   Distribution When Vested Retirement Benefit not in Excess of $5,000. Effective on or after March 28, 2005, if a Member terminates employment for any reason and the value of the Vested Retirement Benefit payable to him is not in excess of Five Thousand Dollars ($5,000), then if the Member so elects, the Administrator shall direct the Trustee to distribute the present value of the Member's Retirement Benefit, as a single sum as soon as practicable following the Member's termination of employment. Alternatively, if the present value of the Member's Vested Retirement Benefit is not in excess of $5,000, the Member may elect to transfer all or a portion of his Retirement Benefit to an Eligible Retirement Plan, provided that such payment is an eligible rollover distribution and otherwise qualifies for direct rollover pursuant to Section 401(a)(31) of the Code. If a Member elects a direct rollover under this Section 7.6(a), the Administrator will direct the Trustee to rollover all or a portion of the Member's Retirement Benefit to the Eligible Retirement Plan specified by the Member. If a Member elects to transfer only a portion of his Retirement Benefit under this Section 7.6(a), the remainder of his Retirement Benefit shall be distributed in a single sum. The Administrator shall prescribe the procedures a Member must follow to request a direct rollover of his Retirement Benefit pursuant to this Section 7.6(a).

If the present value of the Member's Vested Retirement Benefit is greater than One Thousand Dollars ($1,000), but does not exceed Five Thousand Dollars ($5,000) and the Member does not elect to either have his Retirement Benefit paid in a direct rollover to a specified Eligible Retirement Plan as described in Code Section 402(c)(8)(B) or to receive the single sum payment in cash, then the Administrator will pay the value of the Member's Retirement Benefit in a direct rollover to an individual retirement plan designated by the Administrator. However, notwithstanding the above, to the extent required by Code Section 401(a)(31), effective for distributions occurring on or after March 28, 2005, amounts attributable to a Member's rollover account, if any, will be included in determining whether a Member's Retirement Benefit is greater than One Thousand Dollars ($1,000) for purposes of the automatic rollover rules of this Section 7.6. If the value of the Member's Retirement Benefit is not greater than One Thousand Dollars ($1,000), then it shall be automatically distributed to the Member in a single lump sum payment (unless the Member elects a direct rollover as specified above).

Pursuant to Code Section 401(a)(31)(B), the above paragraph concerning automatic IRA rollovers shall not apply to distributions to beneficiaries or alternate payees.

A Member's Credited Service under the Plan shall be disregarded following the single sum payment of the Member's Retirement Benefit under this Section 7.6(a) if the Member subsequently returns to employment with the Employer. Because a Member who receives a single sum payment of his Retirement Benefit under this Section 7.6(a) shall receive the full present value thereof, such Member shall not be entitled to repay such distribution upon his subsequent re-employment by the Employer as provided under Treas. Reg. § 1.411(a)-7(d)(4).

          (b)   Deemed Distribution to Nonvested Member. If a Member terminates employment at a time when such Member's Vested Retirement Benefit equals Zero Dollars ($0), the Member shall be deemed to receive a distribution of his entire Retirement Benefit vested as of the day he terminates employment."

        9.     Effective as of March 28, 2005, Section 16.2 of the Plan shall be deleted in its entirety and replaced with the following:

        "16.2 Unclaimed Benefit Procedure. Except to the extent required by ERISA, neither the Trustee nor the Committee shall be obliged to search for, or ascertain the whereabouts of, any Member or Beneficiary. The Administrator, by certified or registered mail addressed to his last known address of record with the Administrator or the Employer, shall notify any Member or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this Section (to the extent possible, the Administrator will also check any other plan of the Employer to ensure it has the most up-to-date information with respect to the Member's address). If the Member or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Administrator, and the Administrator is otherwise unable to locate the Member or Beneficiary after reasonable due diligence, the Administrator shall notify the Social Security Administration, IRS (or other appropriate agency) of the Member's (or Beneficiary's) failure to claim the distribution to which he is entitled. The Administrator shall request the Social Security Administration, IRS (or other appropriate agency) to notify the Member (or Beneficiary) in accordance with the procedures it has established for such purpose. If the Social Security Administration, IRS (or other appropriate agency) cannot locate the Member (or Beneficiary), (i) except as provided below, the benefit shall be treated as a Forfeiture hereunder, provided that the benefit shall be reinstated in the event that the Member or Beneficiary ever makes a claim therefor, and (ii) if the Member's Vested Retirement Benefit is greater than One Thousand Dollars ($1,000), but does not exceed Five Thousand Dollars ($5,000), then that amount will be rolled-over to an Administrator-designated individual retirement account pursuant to Section 7.6 as if an employee election had not been made. Any payment made pursuant to the power herein conferred upon the Administrator shall operate as a complete discharge of all obligations of the Employer, Trustee, and the Administrator, to the extent of the distributions so made."

        IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to The Sabre Inc. Legacy Pension Plan to be executed on date listed below, but to be effective as stated above.

SABRE INC.
By:	/s/ LYNN SWAIM
Name:	Lynn Swaim
Title:	VICE PRESIDENT, BENEFITS
Date:	12/28/05

QuickLinks

  Exhibit 10.51
FIFTH AMENDMENT TO THE SABRE INC. LEGACY PENSION PLAN